UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32347	88-0326081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Plumas Street Reno, Nevada	89519-6075
(Address of principal executive offices)	(Zip Code)

(775) 356-9029
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ORA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2022, Ormat Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed therein (the “Underwriters”) and ORIX Corporation (“ORIX”) in connection with a public underwritten offering (the “Offering”), pursuant to which ORIX agreed to sell 3,750,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $90.00 per share. In addition, ORIX granted the Underwriters a 30-day option to purchase an additional 562,500 shares of Common Stock (the “Option Shares” and, together with the Underwritten Shares, the “Shares”). The Offering is expected to close on or about November 21, 2022, subject to customary closing conditions.

All of the Shares are being sold by ORIX, and the Company did not issue any new shares of Common Stock or receive any proceeds in connection with the Offering.

The Offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-250110), which was previously filed on November 16, 2020 with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement, dated November 16, 2022, and accompanying prospectus, dated November 16, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and ORIX and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company and ORIX have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of White & Case LLP relating to the legality of the Shares is filed herewith as Exhibit 5.1.

Item 8.01. Other Events.

On November 16, 2022, in connection with the Offering, the Company and ORIX entered into a first amendment to registration rights agreement to amend that certain registration rights agreement, dated May 4, 2017 (such amendment, the “Registration Rights Agreement Amendment”), that among other things, requires the Company to file a shelf registration statement on Form S-3 or Form S-1, or a post-effective amendment or prospectus supplement to any then effective registration statement in order to permit a public offering and the sale of shares of common stock held by ORIX after the closing of the Offering. The Company is required to keep such shelf registration statement available for a period of three years after its initial effectiveness subject to the Company’s right to suspend its availability for up to 120 days (and no more than 90 consecutive days) in any calendar year. ORIX may, at any time, request an underwritten shelf takedown for shares of common stock with held by ORIX; provided, that the market value of such shares to be sold pursuant to the underwritten shelf takedown have a market value of at least $100 million at the time of the demand. ORIX may exercise such demand rights twice (with the Offering accounting for one such demand); provided that ORIX will be entitled to exercise such demand registration rights a third time in the event the Company includes shares for its own account in an offering pursuant to either of the first two demands. ORIX has agreed with the Company, subject to limited exceptions, not to sell transfer its shares for a period of 180 days following the Offering and has agreed to waive its preemptive rights during that period.

The Company agreed to pay all fees and expenses in connection with the registration of the shares of common stock pursuant to the Registration Rights Agreement, except for any underwriting fees, commissions and discounts, transfer taxes and legal fees incurred by ORIX.

The foregoing description of the Registration Rights Agreement Amendment is qualified in its entirety by reference to the complete text of the Registration Rights Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 16, 2022, between Ormat Technologies, Inc., BofA Securities, Inc. and J. P. Morgan Securities LLC, as representatives of the several underwriters listed therein, and ORIX Corporation.
5.1	Opinion of White & Case LLP.
10.1	Registration Rights Agreement Amendment, dated November 16, 2022, between Ormat Technologies, Inc. and ORIX Corporation.
23.1	Consent of White & Case LLP (included in Exhibit 5.1).
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

Date: November 18, 2022	By:	/s/ Doron Blachar
	Name:	Doron Blachar
	Title:	Chief Executive Officer

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